Executive Time-Based Version (12-24)

AMERICAN ASSETS TRUST, INC.

2011 AMENDED AND RESTATED
EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

    American Assets Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated 2011 Equity Incentive Award Plan (as amended, the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s Stock (the “Shares”) set forth below. This Restricted Stock award (the “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:	Adam Wyll
Grant Date:	December __, 2024
Grant Number:	[___]
Number of Shares of Restricted Stock:	[_______]
Vesting Schedule:	This Award shall vest in accordance with the vesting schedule set forth on Exhibit C attached hereto.

    By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

AMERICAN ASSETS TRUST, INC.		PARTICIPANT
By:		By:
	Ernest Rady, CEO 3420 Carmel Mountain Road #100 San Diego, CA 92121		Adam Wyll 3420 Carmel Mountain Road #100 San Diego, CA 92121

Executive Version (12-24)

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
    Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, American Assets Trust, Inc., a Maryland corporation (the “Company”), has granted to Participant the right to purchase the number of shares of Restricted Stock under the Company’s Amended and Restated 2011 Equity Incentive Award Plan (as amended, the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I
ISSUANCE OF SHARES

1.1    Issuance of Shares. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of shares of Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s employment with or service to the Company, the Partnership or one of their Subsidiaries on or before the Grant Date, for which the Administrator has determined Participant has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.
1.2    Issuance Mechanics. On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.1 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. Participant’s execution of a stock assignment in the form attached as Exhibit B to the Grant Notice (the “Stock Assignment”) shall be a condition to the issuance of the Shares.

Executive Version (12-24)

ARTICLE II
FORFEITURE AND TRANSFER RESTRICTIONS
2.1    Forfeiture Restriction. Subject to the provisions of Section 2.2 below, in the event of Participant’s cessation of Service for any reason, including as a result of Participant’s death or Disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares and Participant’s executed stock assignment in the form attached as Exhibit B to the Grant Notice shall be held by the Company in accordance with Section 2.4 until the Shares are forfeited as provided in this Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Participant to the Company.

2.2    Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in Exhibit C attached to the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.3    Transfer Restriction. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Executive Version (12-24)

2.4    Escrow. The Unreleased Shares and Participant’s executed Stock Assignment shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

2.5    Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

2.6    Ownership Limit and REIT Status. The Forfeiture Restriction on the Shares shall not lapse if the lapsing of such restrictions would likely result in any of the following:
    (a)    a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

(b)    income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code.
ARTICLE III
TAXATION REPRESENTATIONS

3.1    Tax Representation. Participant represents to the Company that Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
3.2    No 83(b) Election Without Administrator Consent. Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.

Executive Version (12-24)

    3.3    Tax Withholding. Notwithstanding anything to the contrary in this Agreement, the Company, the Partnership and their Subsidiaries shall be entitled to require payment of any sums required by federal, state and local income and employment or payroll tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. The Company, the Partnership and their Subsidiaries may withhold or the Participant may make such payment in one or more of the forms specified below:
(a)     by cash or check made payable to the Company;

(b)     by the deduction of such amount from other compensation payable to Participant;

(c)     with respect to any withholding taxes arising in connection with the vesting of the Shares, and with the consent of the Administrator, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to those Shares that are then becoming vested and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company, the Partnership or any Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company, the Partnership or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later the settlement of such;

(d)    with respect to any withholding taxes arising in connection with the vesting of the Shares, and with the consent of the Administrator, by requesting that the Company withhold a net number of vested Shares otherwise deliverable pursuant to this Agreement having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company, the Partnership and their Subsidiaries based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes;

(e)     with respect to any withholding taxes arising in connection with the vesting of the Shares, and with the consent of the Administrator, by tendering vested shares of Stock owned by Participant having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company, the Partnership and their Subsidiaries based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

Executive Version (12-24)

(f)     in any combination of the foregoing.

    In the event Participant either (i) fails to provide timely payment of all sums required pursuant to this Section 3.3 or (ii) fails to inform the Company as to his or her intentions as to the method of payment of all sums required pursuant to this Section 3.3 at least five (5) days prior to the date on with any tax withholding obligation arises, the Company shall have the right and option, but not the obligation, to treat either of such failures as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to clauses (c) or (d) above, at the Company’s option. The Company shall not be obligated to deliver any stock certificate representing vested Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

In the event any tax withholding obligation arising in connection with the Shares will be satisfied under clause (c) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares of Stock from those Shares that are then becoming vested as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company, the Partnership or any Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this paragraph, including the transactions described in the previous sentence, as applicable. The Company may refuse to deliver any certificate representing the Shares to Participant or his or her legal representative until the foregoing tax withholding obligations are satisfied. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in this Section 3.3: (i) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (ii) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company, the Partnership or any Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s, the Partnership's or the applicable Subsidiary’s withholding obligation.

Executive Version (12-24)

ARTICLE IV
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS
4.1    Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable state and federal corporate and securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
4.2    Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
4.3    Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 4.1, and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.
ARTICLE V
MISCELLANEOUS
5.1    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
5.2    Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

Executive Version (12-24)

5.3    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
5.4    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.
5.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
5.6    Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.
5.7    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8    Electronic Signature. Company and Participant consent to the use of electronic signatures on this Agreement and all documents relating to this Agreement. Company and Participant agree that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and shall, for all purposes of this Amendment and applicable law, be deemed to be “written” or “in writing,” to have been executed, and to constitute an original written record when printed, and shall be fully admissible in any legal proceeding. For purposes hereof, “electronic signature” shall have the meaning set forth in the Uniform Electronic Transactions Act, as the same may be amended from time to time.

Executive Version (12-24)

5.9    NO RIGHT TO CONTINUED SERVICE. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY, THE PARTNERSHIP OR ONE OF THEIR SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY, THE PARTNERSHIP OR ONE OF THEIR SUBSIDIARIES OR AN INDEPENDENT DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR INDEPENDENT DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S, THE PARTNERSHIP’S OR ANY OF THEIR SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
STOCK ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned, [_______], hereby sells, assigns and transfers unto AMERICAN ASSETS TRUST, INC., a Maryland corporation, __________ shares of the Common Stock of AMERICAN ASSETS TRUST, INC., a Maryland corporation, standing in its name of the books of said corporation represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
    This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement between AMERICAN ASSETS TRUST, INC. and the undersigned dated December __, 2024.

Dated: _______________, ________            ______________________________
                            [_______]

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, without requiring additional signatures on the part of the stockholder.
B-1

EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE
VESTING SCHEDULE
Capitalized terms used in this Exhibit C and not defined in Section 4 below shall have the meanings given them in the Agreement to which this Exhibit C is attached.
1.Time-Based Vesting. One-third (1/3) of the Shares shall be released from the Forfeiture Restriction (as defined in the Restricted Stock Agreement) on each of the first, second and third anniversaries of the Grant Date, provided that the Participant continues to be an Employee, Independent Director or Consultant on each such date.
2.    Effect of a Termination Due to Death or Disability. In the event of Participant’s termination as a result of death or Disability (as defined below) following the date of a Change in Control, all of the Shares shall vest as of the date of termination

3.    Effect of a Qualifying Termination. In the event of Participant’s Qualifying Termination (as defined below) prior to a Change in Control, fifty percent (50% of the Unreleased Shares shall vest as of the date of termination. In the event of Participant’s Qualifying Termination following the date of a Change in Control, all of the Shares shall vest as of the date of termination.

4.    Forfeiture. Any Unreleased Shares which do not vest pursuant to Sections 1, 2 and 3 above shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such Unreleased Shares.

3.    Interaction with Employment Agreement. Notwithstanding anything to the contrary in the Employment Agreement (as defined below), the accelerated vesting of the Shares in the event of a Change in Control or Participant’s termination of Service by reason of death, Disability or a Qualifying Termination shall be governed by the terms of this Agreement and not the provisions of the Employment Agreement.
4.    Definitions. For purposes of this Exhibit C, the following terms shall have the meanings given below:
(a)“Disability” shall have the meaning given to such term in the Employment Agreement.
(b)“Employment Agreement” means that certain Second Amended and Restated Employment Agreement between the Company and Participant effective as of January 1, 2025.

(c)“Qualifying Termination” means (i) a termination of Participant's employment by the Company without Cause (as defined in the Employment Agreement) (and other than by reason of Participant’s death or Disability), or (ii) a termination of Participant's employment by Participant for Good Reason (as defined in the Employment Agreement).

C-1-1